Exhibit 4(a)

                            OAK HILL FINANCIAL, INC.

               FOURTH AMENDED AND RESTATED 1995 STOCK OPTION PLAN

                           (as amended April 25, 2000)


         1. Purpose. This plan (the "Plan") is intended as an incentive and to encourage stock ownership by certain key employees, officers and directors of, and consultants and advisers who render services to, Oak Hill Financial, Inc. an Ohio corporation (the "Company") and any current or future subsidiaries or parent of the Company by the granting of stock options (the "Options") as provided herein. By encouraging such stock ownership, the Company seeks to attract, retain and motivate employees, officers, directors, consultants and advisers. The Options granted under the Plan may be either incentive stock options ("ISOs") which meet the requirements of section 422 of the Internal Revenue Code of 1986, as amended from time to time hereafter (the "Code"), or nonstatutory options which do not meet such requirements ("NSOs").

         2. Effective Date. The Plan will become effective on August 8, 1995 (the "Effective Date").


         3.       Administration.

                  (a) The Plan will be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") which consists of not fewer than two members of the Board. If any class of equity securities of the Company is registered under section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), all members of the Committee will be "Non-Employee Directors" as defined in Rule 16b-3(b)(3)(i) promulgated under the 1934 Act (or any successor rule of like tenor and effect) and "outside directors" as defined in Section 162(m) of the Code and regulations promulgated thereunder.

                  (b) Subject to the provisions of the Plan, the Committee is authorized to establish, amend and rescind such rules and regulations as it deems appropriate for its conduct and for the proper administration of the Plan, to make all determinations under and interpretations of, and to take such actions in connection with, the Plan or the Options granted thereunder as it deems necessary or advisable. All actions taken by the Committee under the Plan are final and binding on all persons. No member of the Committee is liable for any action taken or determination made relating to the Plan, except for willful misconduct.

                  (c) The Company will indemnify each member of the Committee against costs, expenses and liabilities (other than amounts paid in settlements to which the Company does not consent, which consent will not be unreasonably withheld) reasonably incurred by such member in connection with any action to which he or she may be a party by reason of service as a member of the Committee, except in relation to matters as to which he or she is adjudged in such action to be personally guilty of negligence or willful misconduct in the performance of his or her duties. The foregoing right to indemnification is in addition to such other rights as the Committee member may enjoy as a matter of law, by reason of insurance coverage of any kind, or otherwise.

          4.      Eligibility.

                  (a) The Committee may grant Options and Tax Offset Payments, as defined in paragraph 10, to such key employees of (or, in the case of NSOs only, to directors who are not employees of and to consultants and advisers who render services to) the Company or its subsidiaries or parent as the Committee may select from time to time (the "Optionees"). The Committee may grant more than one Option to an individual under the Plan.

                  (b) No ISO may be granted to an individual who, at the time an ISO is granted, is considered under section 422(b)(6) of the Code as owning stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary corporation (a "10% Shareholder"); provided, however, this restriction will not apply if at


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the time such ISO is granted the option  price per share of such ISO is at least
110% of the fair market value of such share, and such ISO by its terms is not exercisable after the expiration of five years from the date it is granted. This paragraph 4(b) has no application to Options granted under the Plan as NSOs.

                  (c) The aggregate fair market value (determined as of the date the ISO is granted) of shares with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year under the Plan or any other incentive stock option plan of the Company or a parent or subsidiary of the Company may not exceed $100,000, or such other dollar limitation as may be provided in the Code.

         5. Stock Subject to Plan. The shares subject to Options under the Plan are the shares of common stock, without par value, of the Company (the "Shares"). The Shares issued pursuant to Options granted under the Plan may be authorized and unissued Shares, Shares purchased on the open market or in a private transaction, or Shares held as treasury stock. The aggregate number of Shares for which Options may be granted under the Plan may not exceed 1,200,000, subject to adjustment in accordance with the terms of paragraph 13 of the Plan. The maximum number of Shares for which Options may be granted under the Plan during the term of the Plan to any one individual may not exceed 1,200,000, subject to adjustment in accordance with the terms of paragraph 13 of the Plan. The unpurchased Shares subject to terminated or expired Options may again be offered under the Plan. The Committee, in its sole discretion, may permit the exercise of any Option as to full Shares or fractional Shares. Proceeds from the sale of Shares under Options will be general funds of the Company.

          6.      Terms and Conditions of Options.

                  (a) At the time of grant, the Committee will determine whether the Options granted will be ISOs or NSOs. All Options and Tax Offset Payments granted will be authorized by the Committee and, within a reasonable time after the date of grant, will be evidenced by stock option agreements in writing ("Stock Option Agreements"), in the form attached hereto as Exhibit A, or in such other form and containing such terms and conditions not inconsistent with the provisions of this Plan as the Committee may determine. Any action under paragraph 13 may be reflected in an amendment to, or restatement of, such Stock Option Agreements.

                  (b) To the extent permitted by applicable law and the transaction documents, the Committee may grant Options and Tax Offset Payments having terms and provisions which vary from those specified in the Plan if such Options or Tax Offset Payments are granted in substitution for, or in connection with the assumption of, existing options granted by (the Company) another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company is a party.

                  (c) The adoption of the Plan shall not effect the validity of any NSO option plan previously adopted by the Company or any unexercised options currently outstanding pursuant to any such plan.

         7. Price. The Committee will determine the option price per Share (the "Option Price") of each Option granted under the Plan. Notwithstanding the foregoing, the Option Price of each ISO granted under the Plan may not be less than the fair market value of a Share on the date of grant of such Option. The date of grant will be the date the Committee acts to grant the Option or such later date as the Committee specifies and the fair market value will be determined without regard to any restrictions other than a restriction which, by its terms, will never lapse and in accordance with paragraph 25(c).

          8. Option Period. The Committee will determine the period during which each Option may be exercised (the "Option Period"); provided, however, any ISO granted under the Plan will have an Option Period which does not exceed 10 years from the date of grant.

         9. Nontransferability of Options. An Option will not be transferable by the Optionee otherwise than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee or by the Optionee's guardian or legal representative. Notwithstanding the foregoing, an Optionee may transfer an NSO either (a) to members of his or her immediate family (as defined in Rule 16a-1 promulgated under the 1934 Act), to one or more trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, or (b) if such transfer is approved by the Committee. Any NSOs held by such transferees are subject to the same terms and conditions that applied to such NSOs immediately prior to the transfer.


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         10. Tax Offset Payments. The Committee has the authority and discretion under the Plan to make cash grants to Optionees at any time to offset a portion of the taxes which may become payable upon exercise of NSOs or on certain dispositions of Shares acquired under ISOs ("Tax Offset Payments"). In the case of NSOs, such Tax Offset Payments will not exceed an amount determined by multiplying a percentage established by the Committee to approximate the maximum federal, state and local income or capital gains taxes payable in connection with the exercise of the NSO or disposition of shares acquired under an ISO by the difference between the fair market value of a Share on the date of exercise and the Option Price, and by the number of Shares as to which the Option is being exercised. If the Tax Offset Payment is being made in connection with the disposition by an Optionee of Shares acquired under an ISO, such Tax Offset Payments will be in an amount determined by multiplying a percentage established by the Committee by the difference between the fair market value of a Share on the date of disposition, if less than the fair market value on the date of exercise, and the Option Price, and by the number of Shares acquired under an ISO of which an Optionee is disposing. The percentage will be established, from time to time, by the Committee at that rate which the Committee, in its sole discretion, determines to be appropriate and in the best interest of the Company to assist Optionees in the payment of taxes. The Company has the right to withhold and pay over to any governmental entities (federal, state or local) all amounts under a Tax Offset Payment for payment of any income or other taxes incurred on exercise.

         11.      Exercise of Options.

                  (a) The Committee, in its sole discretion, will determine the terms and conditions of exercise and vesting percentages of Options granted hereunder. Notwithstanding the foregoing or the terms and conditions of any Stock Option Agreement to the contrary, (i) if the Optionee's employment is terminated as a result of retirement, disability or death, his or her Options will be exercisable to the extent and for the period specified in paragraphs 12(b) and 12(c); (ii) if a liquidation or merger occurs, all outstanding Options will be exercisable to the extent and for the period specified in paragraph 13(b); and (iii) if a change in control occurs, all outstanding Options will be exercisable for the period specified in paragraph 13(c).

                  (b) An Option may be exercised only upon delivery of a written notice to any member of the Committee, the Company's President, or any other officer of the Company designated by the Committee to accept such notices on its behalf, specifying the number of Shares for which it is exercised.

                  (c) Within five business days following the date of exercise of an Option, the Optionee or other person properly exercising the Option will make full payment of the Option Price in cash or, with the consent of the Committee, (i) by tendering previously acquired Shares (valued at fair market value, as determined by the Committee, as of such date of tender); (ii) with a full recourse promissory note of the Optionee for the Option Price, under terms and conditions determined by the Committee; (iii) any combination of the foregoing; or (iv) if the Shares subject to the Option have been registered under the Securities Act of 1933, as amended (the "1933 Act") and there is a regular public market for the Shares, by delivering to the Company on the date of exercise of the Option written notice of exercise together with:

                           (A) written instructions to forward a copy of such notice of exercise to a broker or dealer, as defined in section 3(a)(4) and 3(a)(5) of the 1934 Act ("Broker"), designated in such notice and to deliver to the specified account maintained with the Broker by the person exercising the Option a certificate for the Shares purchased upon the exercise of the Option, and

                           (B) a copy of irrevocable  instructions to the Broker
                  to deliver promptly to the Company a sum equal to the purchase price of the Shares purchased upon exercise of the Option and any other sums required to be paid to the Company under paragraph 17 of the Plan.

                  (d) If Tax Offset Payments sufficient to allow for withholding of taxes are not being made at the time of exercise of an Option, the Optionee or other person exercising such Option will pay to the Company an amount equal to the withholding amount required to be made less any amount withheld by the Company under paragraph 17.



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         12.      Termination of Employment.

                  (a) If an Optionee is no longer employed by the Company, any parent or subsidiary of the Company, or any successor corporation to either the Company or any parent or subsidiary of the Company, all Options held by such Optionee will terminate at the time of termination of employment, unless such employment has been terminated by reason of retirement death or disability, as defined in paragraph 27(b), or such employment has been terminated without cause.

                  (b) Upon termination of employment by reason of death or disability or upon termination without cause, the Optionee or the Optionee's personal representative, or the person or persons to whom his or her rights under the Options pass by will or the laws of descent or distribution, will have three months after the date of such termination (but not later than the expiration date of the Optionee's Stock Option Agreement(s)) to exercise all Options held by Optionee to the extent the same were exercisable on the date of termination; provided, however, the Committee, in its sole discretion, may permit the exercise of all or any portion of any Option granted to such Optionee not otherwise exercisable.

                  (c) For options granted prior to December 14, 1999, upon termination of employment by reason of retirement, the Optionee will have three months after the date of such termination (but not later than the expiration date of the Optionee's Stock Option Agreement(s)) to exercise all Options held by Optionee to the extent the same were exercisable on the date of termination and provided further that any option exercised more than three months after retirement shall be considered to be a NSO even though it may have been originally granted as an ISO; for options granted on or after December 14, 1999, upon termination of employment by reason of retirement, the Optionee will have thirty-six months after the date of such termination (but not later than the expiration date of the Optionee's Stock Option Agreement(s)) to exercise all Options held by Optionee to the extent the same were exercisable on the date of termination and provided further that any option exercised more than three months after retirement shall be considered to be a NSO even though it may have been originally granted as an ISO.

         13.      Reorganizations.

                  (a) If a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation or other change in the Company's capitalization occurs, the Committee will proportionately adjust or substitute the aggregate number of Shares for which Options may be granted under this Plan, the number of Shares subject to outstanding Options and the Option Price of the Shares subject to outstanding Options to reflect the same. The Committee will make such other adjustments to the Options, the provisions of the Plan and the Stock Option Agreements as may be appropriate and equitable, which adjustments may provide for the elimination of fractional Shares.

                  (b) If the Company liquidates or dissolves, or is a party to a merger or consolidation in which the Company is not the surviving corporation, other than a merger or consolidation involving only a change in state of incorporation or an internal reorganization not involving a change in control, the Company may give written notice thereof to all holders of Options granted under the Plan at least 30 days prior to the effective date of such liquidation, dissolution, merger or consolidation, and each Optionee will have the right within such 30-day period to exercise all Options held by him or her to the extent the same were exercisable on the date of the notice or became exercisable within such 30-day notice period; provided, however, that such Options may not be exercised after the specific expiration date set forth therein. If such Options have not been exercised on or prior to the end of the 30-day notice period, they will terminate on that date.

                  (c) If a change in control (as defined in paragraph 25(a)) occurs, all outstanding Options granted under this Plan will become immediately exercisable to the extent of 100% of the Shares subject thereto notwithstanding any contrary waiting or vesting periods specified in this Plan or in any applicable Stock Option Agreement. If an outstanding option is not exercised as a result of a change in control a successor corporation shall issue substitute options so as to preserve substantially the rights and benefits of the Optionees under this Plan.

         14. Rights as Shareholder. The Optionee has no rights as a shareholder with respect to any Shares subject to an Option until the date of issuance of a stock certificate to the Optionee for such Shares.


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         15. No Contract of Employment.  Nothing in the Plan or in any Option or
Stock Option Agreement confers on any Optionee any right to continue in the employment or service of the Company or any parent or subsidiary of the Company or interfere with the right of the Company to terminate such Optionee's employment or other services at any time. The establishment of the Plan will in no way, now or hereafter, reduce, enlarge or modify the employment relationship between the Company or any parent or subsidiary of the Company and the Optionee. Options granted under the Plan will not be affected by any change of duties or position as long as the Optionee continues to be employed by the Company or any parent or subsidiary of the Company.

         16. Agreements and Representations of Optionees. As a condition to the exercise of an Option, the Committee, in its sole determination, may require the Optionee to represent in writing that the Shares being purchased are being purchased only for investment and without any present intent at the time of the acquisition of such Shares to sell or otherwise dispose of the same.

         17. Withholding Taxes. The Company or any parent or subsidiary of the Company has the right (a) to withhold from any salary, wages, or other compensation for services payable by the Company or any parent or subsidiary of the Company to or with respect to an Optionee, or to demand and receive payment from the Optionee or other person to whom the Company is delivering certificates for Shares purchased upon exercise of an Option of, amounts sufficient to satisfy any federal, state or local withholding tax liability attributable to such Optionee's (or any beneficiary's or personal representative's) receipt or disposition of Shares purchased under any Option or (b) to take any such other action as it deems necessary to enable it to satisfy any such tax withholding obligations as a condition to the Company's obligation to deliver certificates evidencing the Shares. The Committee, in its sole discretion, may permit an Optionee to elect to have Shares that would be acquired upon exercise of Options (valued at fair market value as of the date of exercise) withheld by the Company and not issued to Optionee upon exercise of Options in satisfaction of such Optionee's withholding tax liabilities. Such withheld Shares will then become authorized but unissued shares or treasury shares of the Company, at the option of the Company.

         18. Exchanges. The Committee may permit the voluntary surrender of all or a portion of any Option granted under the Plan to be conditioned upon the granting to the Optionee of a new Option for the same or a different number of Shares as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Optionee. Subject to the provisions of the Plan, such new Option will be exercisable at the same price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Option is granted. Upon surrender, the Options surrendered will be cancelled, and the Shares previously subject to them will be available for the grant of other Options. The Committee also may but is not obligated to grant Tax Offset Payments to any Optionee surrendering such Option for a new Option.

         19. Compliance with Laws and Regulations. The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver the Shares under such Options, will be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Options issued under this Plan are not exercisable prior to (i) the date upon which the Company has registered the Shares for which Options may be issued under the 1933 Act and the completion of any registration or qualification of such Shares under state law, or any ruling or regulation of any government body which the Company, in its sole discretion, determines to be necessary or advisable in connection therewith, or (ii) receipt by the Company of an opinion from counsel to the Company stating that the exercise of such Options may be effected without registering the Shares subject to such Options under the l933 Act or under state or other law.

         20. Assumption. The Plan may be assumed by the successors and assigns of the Company. Any such assumption will not abrogate the rights of the Company and the Optionees set forth in paragraph 13(b) of the Plan.

         21. Expenses. The Company will bear all expenses and costs in connection with administration of the Plan.


         22. Amendment, Modification and Termination of the Plan. The Board may terminate, amend or modify the Plan at any time without further action on the part of the shareholders of the Company; provided, however, that (a) no amendment to the Plan may cause the ISOs granted hereunder to fail to qualify as incentive stock options under the Code; and (b) any amendment to the Plan which


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requires the approval of the  shareholders  of the Company  under the Code,  the regulations promulgated thereunder or the rules promulgated under section 16 of the 1934 Act will be subject to approval by the shareholders of the Company in accordance with the Code, such regulations or such rules. No amendment, modification or termination of the Plan may adversely affect in any manner any Option previously granted to an Optionee under the Plan without the consent of the Optionee or a permitted transferee of such Option.

         23. Term of Plan. The Plan will become effective on the Effective Date, subject to the approval of the Plan by the holders of a majority of the shares of stock of the Company entitled to vote within twelve months of the date of the Plan's adoption by the Board, and the exercise of all Options granted prior to such approval will be subject to such approval. The Plan will terminate on the tenth anniversary of the Effective Date, or such earlier date as may be determined by the Board. Termination of the Plan, however, will not affect the rights of Optionees under Options previously granted to them, and all unexpired Options will continue in force and operation after termination of the Plan except as they may lapse or terminate by their own terms and conditions or as herein provided.

         24. Limitation of Liability. The liability of the Company under this Plan or in connection with any exercise of an Option is limited to the obligations expressly set forth in the Plan and in any Stock Option Agreements, and no term or provision of this Plan or of any Stock Option Agreements will be construed to impose any further or additional duties, obligations or costs on the Company not expressly set forth in the Plan or the Stock Option Agreements.

         25. Relationship to Other Benefits. No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, or group insurance plan of the Company.

         26. Nonexclusivity of Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as (i) effecting the validity of any existing stock, option or employee benefit plan of the Company or any unexercised options or right outstanding thereunder or (ii) creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be applicable either generally or only in specific cases.

         27.      Definitions.

                  (a) Change In Control. A "change in control" will be deemed to have occurred if and when (i) a person, partnership, corporation, trust or other entity ("Person") acquires or combines with the Company, or 50 percent or more of its assets or earning power, in one or more transactions, and after such acquisition or combination, less than a majority of the outstanding voting shares of the Person surviving such transaction (or the ultimate parent of the surviving Person) is owned by the owners of the voting shares of the Company outstanding immediately prior to such acquisition or combination; or (ii) during any period of two consecutive years during the term of this Plan, individuals who at the beginning of such period are members of the Board ("Original Board Members") cease for any reason to constitute at least a majority of the Board, unless the election of each Board member who was not an Original Board Member has been approved in advance by Board members representing at least two-thirds of the Board members then in office who were Original Board Members.

                  (b) Disability. The term "disability" means a physical or mental condition which impairs the ability of the Optionee to perform the Optionee's usual and customary employment or service with the Company or any parent or subsidiary of the Company.

                  (c) Fair Market Value. If the Shares are publicly traded, the term "fair market value" as used in this Plan means (i) the closing price quoted in the NASDAQ National Market, if the shares are so quoted, (ii) the last quote reported by NASDAQ for small-cap issues, if the shares are so quoted, (iii) the mean between the bid and asked prices as reported by NASDAQ, if the Shares are so quoted, or (iv) if the Shares are listed on a securities exchange, the closing price at which the Shares are quoted on such exchange, in each case at the close of the date immediately before the Option is granted or, if there be no quotation or sale on that date, the next preceding date on which the Shares were quoted or traded. In all other cases, the fair market value will be determined in accordance with procedures established in good faith by the Committee and with respect to ISOs, conforming to regulations issued by the Internal Revenue Service regarding incentive stock options.


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                  (d)   Key Employees.   The  term  "key employees"  means those
executive,  administrative,  operational  and   managerial   employees  who  are
determined by the Committee to be eligible for Options under the Plan.

                  (e) Retirement. The term "retirement" shall mean, in the case of an employee, the retirement from the employ of the Company under one or more of the retirement plans of the Company and, in the case of a director, shall mean the date when the director is no longer serving as a member of the Board and is no longer eligible to be re-elected as a director of the Company pursuant to the mandatory retirement provisions of the Company's by-laws and other applicable law.

                  (f)  Parent  and  Subsidiary.    The  terms  "subsidiary"  and
"parent" as used in the Plan have the respective meanings set forth in sections 424(f) and (e) of the Code.

                            OAK HILL FINANCIAL, INC.
                             STOCK OPTION AGREEMENT
                                    UNDER THE
                             1995 STOCK OPTION PLAN


         OAK HILL FINANCIAL, INC. (the "Company") hereby grants, effective this day of ___________ 200__ (the "Effective Date") to __________________ (the
"Optionee") an option to purchase _____________ shares of its common stock, without par value (the "Option Shares"), at a price of ______________________ Dollars ($______) per share pursuant to the Company's 1995 Stock Option Plan (the "Plan"), subject to the following:

         1. RELATIONSHIP TO THE PLAN. This option is granted pursuant to the Plan, and is in all respects subject to the terms, provisions and definitions of the Plan and any amendments thereto. The Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and conditions thereof. The Optionee accepts this option subject to all the terms and provisions of the Plan (including without limitation provisions relating to nontransferability, exercise of the option, sale of the option shares, termination of the option, adjustment of the number of shares subject to the option, and the exercise price of the option). The Optionee further agrees that all decisions and interpretations made by the Stock Option Committee (the "Committee"), as established under the Plan, and as from time to time constituted, are final, binding, and conclusive upon the Optionee and his or her heirs. This option is not an Incentive Stock Option under the Plan.

         2. TIME OF EXERCISE. This option may be exercised, from time to time, in full or in part, by the Optionee after the Effective Date and remains exercisable (subject to the provisions herein and the Plan) until it has been exercised as to all of the Shares or the tenth (10th) anniversary of the Effective Date, whichever occurs first. Notwithstanding the foregoing, this option may not be exercised unless (i) the Option Shares are registered under the Securities Act of 1933, as amended, and are registered or qualified under applicable state securities or "blue sky" laws, or (ii) the Company has received an opinion of counsel to the Company to the effect that the option may be exercised and Option Shares may be issued by the Company pursuant thereto without such registration or qualification. If this option is not otherwise exercisable by reason of the foregoing sentence, the Company will take reasonable steps to comply with applicable state and federal securities laws in connection with such issuance.

         3. METHODS OF EXERCISE. This option is exercisable by delivery to the Company of written notice of exercise which specifies the number of shares to be purchased and the election of the method of payment therefor, which will be one of the methods of payment specified in paragraph 11(c) of the Plan. If payment is otherwise than payment in full in cash, the method of payment is subject to the consent of the Committee. Upon receipt of payment for the shares to be purchased pursuant to the option or, if applicable, the shares to be delivered pursuant to the election of an alternative payment method, the Company will deliver or cause to be delivered to the Optionee, to any other person exercising this option, or to a broker or dealer if the method of payment specified in clause (iv) of paragraph 1l(c) of the Plan is elected, a certificate or certificates for the number of shares with respect to which this option is being exercised, registered in the name of the Optionee or other person exercising the option, or if appropriate, in the name of such broker or dealer; provided, however, that if any law or regulation or order of the Securities and Exchange Commission or other body having jurisdiction over the exercise of this option will require the Company or Optionee (or other person exercising this option) to take any action in connection with the shares then being purchased, the delivery of the certificate or certificates for such shares may be delayed for the period necessary to take and complete such action.

         4. ACQUISITION FOR INVESTMENT. This option is granted on the condition that the acquisition of the Option Shares hereunder will be for the account of the Optionee (or other person exercising this option) for investment purposes and not with a view to resale or distribution, except that such condition will be inoperative if the Option Shares are registered under the Securities Act of 1933, as amended, or if in the opinion of counsel for the Company such shares may be resold without registration. At the time of any exercise of the option, the Optionee (or other person exercising this option) will execute such further agreements as the Company may require to implement the foregoing condition and to acknowledge the Optionee's (or such other person's) familiarity with restrictions on the resale of the Option Shares under applicable securities laws.

         5. DISPOSITION OF SHARES. The Optionee or any other person who may exercise this option will notify the Company within seven (7) days of any sale or other transfer of any Option Shares. If any class of equity securities of the Company is registered pursuant to section 12 of the Securities Exchange Act of 1934, as amended, and the Optionee or any other person who may exercise this option is subject to section 16 of that Act by virtue of such Optionee's or person's relationship to the Company, the Optionee or other person exercising this Option agrees not to sell or otherwise dispose of any Option Shares unless at least six (6) months have elapsed from the Effective Date.

         6. WITHHOLDING. As a condition to the issuance of any of the Shares under this Option, Optionee or any person who may exercise this Option authorizes the Company to withhold in accordance with applicable law from any salary, wages or other compensation for services payable by the Company to or with respect to Optionee any and all taxes required to be withheld by the Company under federal, state or local law as a result of such Optionee's or such person's receipt or disposition of Shares purchased under this Option. If, for any reason, the Company is unable to withhold all or any portion of the amount required to be withheld, Optionee (or any person who may exercise this Option) agrees to pay to the Company upon exercise of this Option an amount equal to the withholding required to be made less the amount actually withheld by the Company.

         7. GENERAL. This Agreement will be construed as a contract under the laws of the State of Ohio without reference to Ohio's choice of law rules. It may be executed in several counterparts, all of which will constitute one
Agreement. It will bind and, subject to the terms of the Plan, benefit the parties and their respective successors, assigns, and legal representatives.

         IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the date first above written.

OPTIONEE                                   OAK HILL FINANCIAL, INC.

                                           By:
---------------------                         ---------------------------------